Exhibit 99.1

                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, President & CEO
(845) 230-3030
jerryf@creditriskmonitor.com

FOR IMMEDIATE RELEASE

                CreditRiskMonitor.com Reports 2nd Quarter Results

VALLEY COTTAGE, NY--August 15, 2005--CreditRiskMonitor (Symbol: CRMZ) issued its June 30, 2005 results earlier today.

Jerry Flum, CEO said, "Today we are reporting more than $1MM in net income for the second quarter, mostly driven by the previously announced gain from a legal settlement. The revenues of our core business - our on-line subscription service
- continue to grow at a double digit pace. On a pro-forma basis, omitting the legal expenses of the recently concluded litigation and settlement proceeds received, CRM continues to operate at a profit and achieve positive cash flow."

The following presents the operating results for the three and six months ended June 30, 2005 and 2004, respectively, on an as reported and a pro forma basis that eliminates the litigation related activity:

                   CREDITRISKMONITOR.COM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE 3 AND 6 MONTHS ENDED JUNE 30, 2005 AND 2004

                                             3 Months Ended               6 Months Ended
                                                 June 30,                     June 30,
                                                 --------                     --------
                                           2005           2004           2005           2004
                                           ----           ----           ----           ----
Operating revenues                     $   949,746    $   806,426    $ 1,845,000    $ 1,633,624

Operating expenses:
     Data and product costs                277,239        248,253        516,615        518,754
     Selling, general and
       administrative expenses             638,570        452,920      1,263,526        984,996
     Litigation related legal fees
       and expenses                         91,826         96,493        149,089        162,720
     Depreciation and amortization          16,191         14,276         32,733         32,260
                                       -----------    -----------    -----------    -----------

         Total operating expenses        1,023,826        811,942      1,961,963      1,698,730
                                       -----------    -----------    -----------    -----------

Loss from operations                       (74,080)        (5,516)      (116,963)       (65,106)
Other income                                 7,306          1,521         10,050          3,585
Gain on settlement of litigation         1,100,000             --      1,100,000             --
Interest expense                           (16,999)       (18,261)       (34,833)       (37,109)
                                       -----------    -----------    -----------    -----------

Income (loss) before income taxes        1,016,227        (22,256)       958,254        (98,630)
Provision (benefit) for income taxes            --           (329)         1,175            226
                                       -----------    -----------    -----------    -----------

Net income (loss)                      $ 1,016,227    $   (21,927)   $   957,079    $   (98,856)
                                       ===========    ===========    ===========    ===========

Net income (loss) per share
     Basic and diluted                 $      0.13    $     (0.00)   $      0.12    $     (0.01)
                                       ===========    ===========    ===========    ===========

The following is a reconciliation of the GAAP to non-GAAP information for the operating results for the three and six months ended June 30, 2005 and 2004, respectively, that eliminates the litigation related activities:

                                                  3 Months Ended                6 Months Ended
                                                      June 30,                      June 30,
                                                      --------                      --------
                                                 2005           2004           2005           2004
                                                 ----           ----           ----           ----
Net income (loss)                            $ 1,016,227    $   (21,927)   $   957,079    $   (98,856)
Litigation related legal fees and expenses        91,826         96,493        149,089        162,720
Gain on settlement of litigation              (1,100,000)            --     (1,100,000)            --
                                             -----------    -----------    -----------    -----------

Net income (loss)                            $     8,053    $    74,566    $     6,168    $    63,864
                                             ===========    ===========    ===========    ===========

CreditRiskMonitor (www.crmz.com) is an Internet-based financial information service, designed to save time for busy corporate credit professionals and competes with Dun & Bradstreet, Inc. ("D&BTM"). The service provides comprehensive commercial credit reports covering public companies world-wide and includes detailed financial statements, analysis and trend reports, credit scores, company background information, S&P ratings, competitive analyses, public record filings, and trade payment data. The company also offers a continuous monitoring service that keeps customers up to date on events affecting the credit worthiness of companies, including financial statement updates, SEC filings, S&P rating changes, and credit-relevant news stories and press releases.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.